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                                                                   EXHIBIT 23.1



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Shareholders and Board of Directors of IndeNet, Inc.:

We consent to the use of our report incorporated herein by reference and to the reference of our firm under the heading "Experts" in the Prospectus.


/s/ BDO Seidman, LLP

BDO Seidman, LLP


Los Angeles, California

April 14, 1997